Exhibit 13.1

STATEMENT OF PRINCIPAL EXECUTIVE OFFICER OF

ARCADIS N.V.

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of ARCADIS N.V. (the “Company”) on Form 20-F for the period ended December 31, 2004 as filed with the Securities and Exchange Commission (the “Report”), I, Harrie L.J. Noy, Chairman of the Executive Board of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 13, 2005	By:	/s/ Harrie L.J. Noy
Harrie L.J. Noy
Chairman of the Executive Board
(Principal Executive Officer)